UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2009

SEITEL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-144844	76-0025431
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10811 S. Westview Circle Drive

Building C, Suite 100

Houston, Texas 77043

(Address of Principal Executive Offices)

(713) 881-8900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition

Seitel, Inc. (the “Company”) hereby incorporates by reference into this Item 2.02 the press release issued by the Company on May 12, 2009 with respect to its financial results for the quarter ended March 31, 2009. The press release is furnished as Exhibit 99.1.

The earnings release includes cash resales, cash EBITDA or cash margin, net cash capital expenditures and cash operating expenses, which are non-GAAP financial measures, and the related reconciliations to total revenue, operating income, total capital expenditures and total operating expenses, respectively, the most directly comparable GAAP measures.

Management uses these non-GAAP financial measures because they provide meaningful information to assist in the evaluation and management of the Company’s operations. Volatility in the trend for cash resales over several consecutive quarters could indicate changing market conditions. Cash EBITDA is helpful in determining the level of cash from operations available for debt service and capital expenditures (net of customer underwriting). Net cash capital expenditures is useful as it represents the portion of capital expenditures that the Company funds. The level of cash operating expenses is helpful in understanding the portion of our operating expenses that are payable in cash as opposed to non-cash equity compensation. These non-GAAP financial measures are intended to supplement the Company’s presentation of its financial results prepared in accordance with GAAP. Such measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.

The information in this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

99.1    Press Release dated May 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2009	SEITEL, INC.

	By:	/s/ William J. Restrepo
William J. Restrepo
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 12, 2009.

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